EXHIBIT 10.69
AMENDMENT
TO THE
HONEYWELL INTERNATIONAL INC. INCENTIVE COMPENSATION PLAN
FOR EXECUTIVE EMPLOYEES

Effective January 1, 2021, Section 13.8 of the Honeywell International Inc. Incentive Compensation Plan for Executive Employees is hereby amended by replacing the current Section 13.8 in its entirety with the following new Section 13.8:

“13.8 Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the State of North Carolina.”